Exhibit 99.1

KBR to Acquire Centauri, Significantly Expanding its
Military Space, Defense Modernization and Cyber Solutions Portfolio

Creates an upmarket leader in Civil, Military, Intelligence and Commercial Space Solutions

Strengthens KBR’s Military Space and Intel Space Businesses with Best-in-Class Portfolio
Focused on high-priority Defense Modernization, MilSpace and Intelligence Budgets

Further Expands and Differentiates KBR’s Capabilities in High-End Engineering,
Technology Development and Mission Support Services for Defense and Intelligence Customers

Advances KBR’s Strategic Transformation and Attractively Accretive

HOUSTON - (August 19, 2020) - KBR, Inc. (NYSE: KBR) (“KBR” or the “Company”) today announced it has entered into a definitive agreement with Arlington Capital Partners (“Arlington Capital”), a Washington, DC-based private equity firm, under which KBR will acquire Centauri, LLC (“Centauri”), a leading independent provider of high-end space, directed energy and other advanced technology solutions, for approximately $800 million (net of tax benefits) in cash.

Centauri is a technology-driven company that provides high-end engineering and development solutions for critical, well-funded, national security missions associated with space, intelligence, cyber and emerging technologies, such as directed energy and missile defense. Centauri has achieved significant growth over the last four years, becoming a leading pure-play space and intelligence solutions provider and benefitting from its highly cleared and technical workforce, space domain awareness and a customer-focused footprint of classified operations. Centauri also has a substantial and growing pipeline of opportunities in Department of Defense (DoD) and intelligence community programs that benefit from bipartisan support.  Headquartered in Chantilly, Virginia with 22 offices across the United States, Centauri has more than 1,750 employees, a majority of which have special access clearances and half of whom have advanced degrees.

The Centauri acquisition will be transformative for KBR. With Centauri, KBR significantly expands its military space and intelligence businesses and builds on its already strong cybersecurity and missile defense solutions. The companies possess complementary and established customer relationships supported by recurring contracts serving some of the U.S. government’s most important, challenging and complex missions. KBR expects to benefit from a more balanced and more differentiated portfolio that is resilient across business cycles; poised for continued growth in attractive, high-priority domains. The transaction builds on KBR’s previous strategic acquisitions and successful integrations of Wyle, Honeywell Technology Solutions and Stinger Ghaffarian Technologies, and creates a combined platform with extensive expertise in civil, military, intelligence and commercial space solutions.

“KBR has undergone a deliberate, strategic transformation to be a provider of innovative, higher-end, digitally-enabled solutions and technologies in attractive, stable domains,” said Stuart Bradie, KBR’s President and Chief Executive Officer. “The acquisition of Centauri firmly aligns with our strategy of increasing KBR’s highly technical, mission-focused, synergistic capabilities and enduring customer relationships. We are excited to welcome and work closely with the Centauri team as we continually drive growth and value-creation for our shareholders and other stakeholders.”

David Wodlinger, a Partner at Arlington Capital, said “Centauri was purpose-built to solve the most complicated space and directed energy challenges faced by our country, a strategy that will only be enhanced by KBR’s scale, strong management team and shared focus on quality and culture.”

“By combining with KBR, Centauri will have greater opportunities to grow as part of a larger and more diversified company,” said Dave Dzaran, Chief Executive Officer of Centauri. “Centauri and KBR share strong employee-focused, mission-first cultures and complementary platforms, making this an ideal combination. As part of KBR, our innovation and initiative will enhance our combined company’s ability to develop systems and provide solutions in space, intelligence and cyber. KBR’s global foundation of safety and sustainability will help us drive continuous growth and keep our nation safe.”

Strategic and Financial Benefits of the Acquisition

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Creates a Leader in Civil, Military, Intelligence and Commercial Space Solutions: Centauri is at the forefront of military and intelligence space systems engineering and development, bringing increased scale and complementary expertise to KBR’s existing capabilities in space system design, development, test, launch and operations, and creating a leader in end-to-end space solutions. This is entirely consistent with the United States Space Force strategy to converge capabilities across the military, civil, and commercial domains to achieve space superiority goals consistent with the U.S. National Security Strategy.

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Establishes a Highly Complementary Technology-Focused Platform with Resilient Cash Generation: With a 2021 revenue outlook of $700+ million, EBITDA margins of approximately 10%, more than $1 billion in contract backlog and options, and strong cash flow generation, Centauri’s high-growth and low-capital intensity platform aligns well with KBR’s cash generative business model and expands KBR into new, adjacent vectors with minimal overlap with KBR’s heritage business.

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Compelling Long-Term Growth Opportunities Supported by Strong Revenue Synergies: Centauri is expected to be immediately accretive to earnings after transaction costs. KBR is well-positioned to extend Centauri’s track record of double-digit growth, benefitting from significant revenue synergies in attractive and growing federal sectors aligned with DoD and intelligence priorities that benefit from bipartisan support.

•
Shared Culture Focused on People and Dedication to the Mission: KBR and Centauri employees share values centered on integrity, empowerment, transparency and accountability. With approximately 75% of Centauri’s 1,750 employees holding high level security clearances and half having doctoral and/or masters level degrees, the combined organization and its employees will be especially equipped to support the most demanding challenges from its customers.

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Aligned with the Most Strategically Important Priorities Across Space and Missile Defense: With funding shifting to address evolving threats, the updated U.S. Defense Space Strategy focuses on three objectives that the combined company will be well-suited to help advance: maintain superiority in space; ensure stability in space; and provide space support to U.S. and allied military operations.

Pro Forma Business Structure
As announced separately on August 6, 2020, in connection with KBR’s second quarter 2020 financial results, KBR is reshaping its portfolio to focus the company around two segments – Government Solutions and Technology Solutions. Following the completion of this acquisition, Centauri and its 1,750 employees will become part of KBR’s Government Solutions segment.

Financing and Approvals
The transaction has been unanimously approved by the KBR Board of Directors and the board of managers of Centauri and is expected to close in the fourth quarter of 2020, subject to certain regulatory approvals and customary closing conditions. KBR expects to fund the purchase price of approximately $800 million with approximately $300 million in cash on hand and $500 million of debt.

Advisors
Citizens Capital Markets, Inc. served as lead M&A advisor to KBR in this transaction.  Bank of America served as co-advisor and Arena Strategic Advisors served as due diligence and transition advisor. Hogan Lovells US LLP acted as legal advisor to KBR in connection with the transaction.

Holland & Knight acted as legal advisor and Jefferies LLC acted as financial advisor to Centauri in connection with the transaction.

Conference Call and Webcast

KBR will host a conference call today, August 19, 2020 at 8:30 Eastern Time to discuss the acquisition.  The company offers a live and replay audio broadcast of the conference call with corresponding supplemental information on KBR’s investor website at http://investors.kbr.com.  A replay of the webcast will be available after the call on our website or by telephone at +1.719.457.0820, passcode: 5100002.

About KBR
KBR is a global provider of differentiated professional services and solutions across the asset and program life cycle within the government services and technology sectors. KBR employs approximately 28,000 people worldwide with customers in more than 80 countries and operations in 40 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long- term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver. Visit www.kbr.com

About Centauri
Centauri is a high-end engineering, intelligence, cybersecurity and advanced technology solutions company headquartered in Chantilly, Virginia with [22] offices nationwide. We work with our customers in the intelligence and national security communities, helping them solve their most difficult challenges. Our agile, mission-first approach empowers our advanced technical and operational teams to meet the real-time demands and high-impact missions of national defense agencies across land, air, sea, space, and cyberspace. Visit www.centauricorp.com

Forward Looking Statements
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond KBR’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the possibility that the closing conditions of the proposed acquisition may not be satisfied; the possibility that regulatory approvals required for the proposed acquisition may not be obtained on acceptable terms, on the anticipated schedule, or at all; the possibility that debt financing for the proposed acquisition may not be available on favorable terms, or at all; the risk that closing of the proposed acquisition may not occur or may be delayed, either as a result of litigation or otherwise; the occurrence of an event that could give rise to termination of the proposed acquisition; the possibility that anticipated benefits of the proposed acquisition may not be realized or may take longer to realize than expected; the possibility that costs related to KBR’s integration of Centauri’s operations may be greater than expected and/or that revenues following the proposed acquisition may be lower than expected; the effect of the transaction on the ability of KBR and Centauri to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, including the U.S. Government; responses from customers and competitors to the proposed acquisition; the possibility that KBR’s business or Centauri’s business may be disrupted due to transaction-related uncertainty; the risk that the proposed acquisition may distract management from other important matters; results from the proposed acquisition may be different than those anticipated; the significant adverse impacts on economic and market conditions of the COVID-19 pandemic;  KBR’s ability to respond to the challenges and business disruption presented by the COVID-19 pandemic; the recent dislocation of the global energy market; KBR’s ability to realize cost savings and efficiencies relating to the streamlining of its Energy Solutions business; KBR’s ability to manage its liquidity; KBR’s ability to continue to generate anticipated levels of revenue, profits and cash flow from operations during the COVID-19 pandemic and any resulting economic downturn; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of KBR’s indemnities from its former parent; changes in capital spending by KBR’s customers, including as a result of the COVID-19 pandemic; KBR’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which KBR operates; escalating costs associated with and the performance of fixed-fee projects and KBR’s ability to control its cost under its contracts; claims negotiations and contract disputes with customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by KBR.

KBR’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and Form 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations 713-753-5082
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications 713-753-3800
Mediarelations@kbr.com